Exhibit 99.1

Infinity Group Leads US$14.3 Million Investment in THT Heat Transfer Technology, Inc.

TEL AVIV, Israel and SIPING, China, Dec. 8, 2010 /PRNewswire-Asia-FirstCall/ -- Infinity Group, an RMB fund pioneer and the leader in cross border China, RMB and dollar private equity funds, and THT Heat Transfer Technology, Inc. (Nasdaq: THTI), a leading provider of heat exchangers and heat exchange solutions in China's clean technology industry, announced today that Infinity Group has led a US$14.3 million investment in THT, at a pre-money valuation of US$51.2 million (US$3.20 per share), with an investment of US$9.0 million. MC Capital, Zhejiang Jinqiao and other various investors also participated in the Securities Purchase Agreement, which THT entered into on November 2, 2010. The closing of the transaction took place on December 7, 2010.

Headquartered in Siping City, Jilin Province, China, THT designs, manufactures and sells plate heat exchangers, shell-and-tube heat exchangers, heat exchanger units and other heat exchanger products with total heat exchange solutions, which play an integral part in helping customers improve energy efficiency. THT's products focus on energy conservation, carbon emission reduction and other environmentally friendly applications. Its six major product categories are plate heat exchangers, shell-and-tube heat exchangers, air-cooled heat exchangers, weld plate heat exchangers, heat exchanger units and plate-and-shell heat exchangers. THT has completed more than 3,000 projects collectively for both domestic and international customers, including BP, BASF, Sinopec, LG as well as the Beijing 2008 Olympics.

The proceeds from this transaction will be used to invest in a new air-cooled heat exchanger factory in Tianjin as well as pressing machines for nuclear power plant products. The remaining funds will be used to support working capital needs, including the expansion of production capacity, the promotion of future business development and the support of new product development.

"Infinity Group decided to invest in THT for several reasons. Among them, THT has a diversified product portfolio with proven quality, integrated production, and customized and innovative products. In addition, and of particular relevance, THT's future strategy includes tapping the air-cooled heat exchanger market and nuclear market. Towards this goal, the company has shown interest in one of Infinity Groups' defined sectors of focus, that is, Israeli water clean technology and energy in the areas of desalination, water-savings technology in agriculture and processing technology. THT's strategy also fits well with the Chinese government's stated determination to save energy and water. Today's investment supports a win-win situation for all parties involved and aligns nicely with Infinity's mandate to invest in Chinese companies with a global strategy that includes licensing, developing and commercializing Israeli IP and proven technology," said Ariel Poppel, managing director of finance at Infinity Group.

"Infinity invested RMB and US dollars in THT through a combination of the Infinity I-China off shore fund and the Infinity Suzhou and Changzhou on shore funds. We are now planning other similar PIPE deals that enable investments at a discounted rate, in excellent companies that are undervalued and where Infinity can offer additional value, including its strong and widespread presence throughout China in the various provinces. We plan to leverage this presence to the benefit of THT," said Amir Gal-Or, managing partner of Infinity Group and Infinity I-China.

Commenting on the financing, THT's chairman and chief executive officer, Mr. Guohong Zhao, said, "We are pleased to welcome Infinity Group as our lead investor and appreciate the efforts of our investors and financial advisor Halter Financial Group. Through this transaction THT will benefit not only from the fresh capital that will help fuel business expansion, but also from Infinity's international technology transfer platform and extensive geographic footprint throughout China. This round of financing will afford us the opportunity to further explore the water-savings (air cooled heat exchanger), energy savings (district heating), clean technology, and nuclear power plants markets in China. These markets have already benefitted from an increasing demand in water-deficient areas of China and favorable government policies that aim to increase energy efficiency and reduce carbon emissions. Going forward, we will cooperate with Infinity Group to introduce advanced Israeli technologies in water, energy saving and clean tech to strengthen our R&D capabilities, enhance our product portfolio, and extend our market leadership."

Forward-Looking and Cautionary Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect THT management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as "will," "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, our ability to manage growth in our manufacturing operations, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, changes in law or regulations, foreign currency fluctuation, and the impact of labor markets and new product introductions on our overall profitability. A further list and description of these risks, uncertainties and other matters can be found in THT's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed with the SEC on March 31, 2010. THT cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

About Infinity Group

Infinity Group is an RMB fund pioneer and the leader in cross border China RMB and dollar private equity funds. It is also the founder of the Infinity IP Bank, the hub for IP development and commercialization in China. Infinity Group currently manages eleven funds, nine in China. Infinity has a portfolio of 45 companies and has made 22 successful exits. Infinity, which has the greatest number of RMB funds in China, was founded by the IDB Group (the largest conglomerate in Israel) and the China Development Bank. Infinity serves as a bridge for Chinese companies that want to integrate technology and know-how to compete internationally and non-Chinese companies, with proven technology, seeking to capitalize on the Chinese market. Sectors of focus include: medical device, pharma and healthcare services, information technology, agriculture, materials, as well as water and clean technology and energy. Recent high profile activities include investments in United Water Corporation (Shanghai, China) and Weigo (Shangdong, China), as well as exits from Tegrity, Orsus, FuturaGene and Teledata Networks. Other China-related exits include Shellcase, Nanomotion, and a partial exit from Digital China. Infinity has offices in Beijing, Changzhou, Chengdu, Harbin, Hong Kong, Jining, New York, Ningbo, Shanghai, Shijiazhuang Suzhou, Tel Aviv and Tianjin. For more information, please visit www.infinity-equity.com or please contact Marjie Hadad at marjie.hadad@infinity-equity.com or call +972-54-536-5220. For Chinese language inquiries, please contact Joey Zhu at joey.zhu@infinity-equity.com or at 008613601212411.

About Halter Financial Group

Founded in 1995, Halter Financial Group (www.halterfinancial.com) is a leading U.S.-based consulting firm specializing in advising companies on entering the US capital markets through the reverse merger and APO® process. Principals of HFG have consulted on well over 100 reverse merger and APO ® transactions. In addition, HFG advises clients on strategic planning, M&A, and other forms of financing transactions.

About THT

THT Heat Transfer Technology, Inc. [NASDAQ: THTI] designs, manufactures and sells a variety of heat exchange products which focus on energy conservation, emission reduction and other environmentally friendly applications. THT has six major product categories (plate heat exchangers, shell-and-tube heat exchangers, air-cooled heat exchangers, weld plate heat exchangers, heat exchanger units and plate-and-shell heat exchangers) and offers comprehensive and customized heat exchange design solutions.

THT has completed over 3,000 projects and has provided heat exchange solutions to several Fortune 500 companies. The Company is headquartered in Siping City, Jilin Province, China. For more information, please visit the Company's website at www.tht.cn.

THT Contacts:

THT Heat Transfer Technology:
Mr. Jianjun He
Chief Financial Officer
THT Heat Transfer Technology, Inc.
Tel:+86 434 3266779
Email: IR@tht.cn

Investor Relations (Beijing):
Xiaoyan Su
Taylor Rafferty
Tel: +86 63100088 ext. 858
Email: tht@taylor-rafferty.com

Investor Relations (US):
Kelly Gawlik
Taylor Rafferty
Tel: +1 (212) 897-5487
Email: tht@taylor-rafferty.com